Exhibit (n) under Form N-1A
                                              Exhibit 99 under Item 601/Reg. S-K

                              MARSHALL FUNDS, INC.

                               MULTIPLE CLASS PLAN

        This Multiple Class Plan ("Plan") is adopted by the Marshall Funds, Inc. (the "Corporation"), a Wisconsin corporation, with respect to the classes of shares ("Classes") of certain of its portfolios (the "Funds") set forth in exhibits hereto (the "Class Exhibits"). The adoption of this Plan is indicated by the execution of one or more of the Class Exhibits.

1.      PURPOSE

        This Plan is adopted pursuant to Rule 18f-3 under the Investment Company Act of 1940, as amended (the "Rule"), in connection with the issuance by the Corporation of more than one class of shares of any or all of the Funds in reliance on the Rule .

2.      SEPARATE ARRANGEMENTS / CLASS DIFFERENCES

        The arrangements for shareholders services or the distribution of securities, or both, for each Class shall be as set forth in the applicable Class Exhibit hereto.

3.      EXPENSE ALLOCATIONS

        Each Class shall be allocated their allocable portion of Fund-level and Corporation-level expenses. Each Class shall be allocated those expenses attributable specifically to the Class, which are described in the applicable Class Exhibit hereto ("Class Expenses"). Class Expenses may include distribution expenses; shareholder services expenses; transfer agent fees; printing and postage expenses related to preparing and distributing materials such as shareholder reports, prospectuses, and proxies to current shareholders; blue sky registration fees; SEC registration fees; the expense of administrative personnel and services as required to support the shareholders of a specific class; litigation or other legal expenses relating solely to one Class; or directors' fees incurred as a result of issues relating to one Class of shares.

4.      CONVERSION FEATURES

        The conversion features for shares of each Class shall be as set forth in the applicable Class Exhibit hereto.

5.      EXCHANGE FEATURES

        The exchange features for shares of each Class shall be as set forth in the applicable Class Exhibit hereto.

6.      EFFECTIVENESS

        This Plan shall become effective with respect to each Class upon execution of an exhibit adopting this Plan with respect to such Class.

7.      AMENDMENT

        Any material amendment of this Plan or any Class Exhibit hereto by the Corporation is subject to the approval of a majority of the directors of the Corporation, and a majority of the directors of the Corporation who are not interested persons of the Corporation, pursuant to the Rule.


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                                    EXHIBIT A
                                     to the

                               Multiple Class Plan

                              MARSHALL FUNDS, INC.

                                 CLASS Y SHARES

                           Marshall Money Market Fund

        This Exhibit to the Multiple Class Plan (the "Plan") is hereby adopted by the above-listed portfolios of the Corporation ("Funds") on whose behalf it is executed as of the date stated below, pursuant to Sections 2, 3, 4, and 5 of the Plan with regard to the Class Y Shares of the Fund.

1.  SEPARATE ARRANGEMENTS

      CHANNEL/TARGET CUSTOMERS

      Class Y Shares are designed for sale to customers of M&I Corp. and its affiliates or retail customers of institutions that have not entered into a marketing arrangement or do not provide sales and/or administrative services for the sale of Fund shares.

      SALES LOAD

      None

      DISTRIBUTION FEES
      None.

      SHAREHOLDER SERVICES FEES

     Maximum shareholder service fee: 0.02 of 1% of the average daily net asset value of the Class Y Shares. All or any portion of this fee may be waived by the shareholder servicing agent from time to time.

      MINIMUM INVESTMENTS

     The minimum initial investment in Class Y Shares is $1,000. Subsequent investments must be in amounts of at least $50.

      VOTING RIGHTS

      Each Class Y Share gives the shareholder one vote in Director elections and other matters submitted to shareholders of the entire Corporation for vote. All shares of each portfolio or class in the Funds have equal voting rights, except that only shares of a particular portfolio or class are entitled to vote in matters affecting that portfolio or class.

2.    EXPENSE ALLOCATION

      DISTRIBUTION FEES

      No Distribution Fees are allocated to Class Y Shares.

      SHAREHOLDER SERVICE FEES

      Shareholder Service Fees are allocated equally among the Class Y Shares of the Fund.

3.    CONVERSION FEATURES

      Class Y Shares are not convertible into shares of any other class.

4.    EXCHANGE FEATURES

      Class Y Shares of any portfolio may be exchanged for Shares of other Funds of the Corporation pursuant to the conditions described in the appropriate prospectus.

               IN WITNESS WHEREOF, this Class Exhibit has been executed on behalf of the above-listed portfolios of the Corporation by their duly-authorized offficer(s) as of the date(s) set forth below.

                                                   MARSHALL FUNDS, INC.

                                                   By:  /S/ JOSEPH S. MACHI

                                                   Title:  Vice President
                                                   Date:  December 1, 1998

                                    EXHIBIT B
                                     to the

                               Multiple Class Plan

                              MARSHALL FUNDS, INC.

                                 CLASS A SHARES

                           Marshall Money Market Fund

        This Exhibit to the Multiple Class Plan (the "Plan") is hereby adopted by the above-listed portfolios of the Corporation ("Funds") on whose behalf it is executed as of the date stated below, pursuant to Sections 2, 3, 4, and 5 of the Plan with regard to the Class A Shares of the Fund.

1.  SEPARATE ARRANGEMENTS

      CHANNEL/TARGET CUSTOMERS

      Class A Shares are sold through institutions and other entities that have entered into marketing arrangements to make Fund shares available to their clients, customers or other specified investors, or that have agreed to provide sales and/or administrative services as agents for holders of Class A Shares.

      SALES LOAD

      None

      DISTRIBUTION FEES

      0.30 of 1% of the average daily net asset value of the Class A Shares

      SHAREHOLDER SERVICES FEES

     Maximum shareholder service fee: 0.02 of 1% of the average daily net asset value of the Class A Shares. All or any portion of this fee may be waived by the shareholder servicing agent from time to time.

      MINIMUM INVESTMENTS

     The minimum initial investment in Class A Shares is $1,000. Subsequent investments must be in amounts of at least $50.

      VOTING RIGHTS

      Each Class A Share gives the shareholder one vote in Director elections and other matters submitted to shareholders of the entire Corporation for vote. All shares of each portfolio or class in the Funds have equal voting rights, except that only shares of a particular portfolio or class are entitled to vote in matters affecting that portfolio or class.

2.    EXPENSE ALLOCATION

      DISTRIBUTION FEES

      Distribution Fees are allocated equally among the Class A Shares of the Fund.

      SHAREHOLDER SERVICE FEES

      Shareholder Service Fees are allocated equally among the Class A Shares of the Fund.

3.    CONVERSION FEATURES

      Class A Shares are not convertible into shares of any other class.

4.    EXCHANGE FEATURES

      Class A Shares of any Fund may be exchanged for Shares of other Funds of the Corporation pursuant to the conditions described in the appropriate prospectus.

               IN WITNESS WHEREOF, this Class Exhibit has been executed on behalf of the above-listed portfolios of the Corporation by their duly-authorized officers(s) as of the date(s) set forth below.

                                                   MARSHALL FUNDS, INC.

                                                   By:  /S/ JOSEPH S. MACHI

                                                   Title:  Vice President
                                                   Date:  December 1, 1998

                                    EXHIBIT C
                                     to the

                               Multiple Class Plan

                              MARSHALL FUNDS, INC.

                                 CLASS Y SHARES

                           Marshall Equity Income Fund
                           Marshall Mid-Cap Value Fund

                          Marshall Mid-Cap Growth Fund
                        Marshall International Stock Fund

                         Marshall Small-Cap Growth Fund
                     Marshall Large-Cap Growth & Income Fund

                         Marshall Short-Term Income Fund
                         Marshall Government Income Fund
                         Marshall Intermediate Bond Fund

                       Marshall Intermediate Tax-Free Fund

        This Exhibit to the Multiple Class Plan (the "Plan") is hereby adopted by the above-listed portfolios of the Corporation ("Funds") on whose behalf it is executed as of the date stated below, pursuant to Sections 2, 3, 4, and 5 of the Plan with regard to the Class Y Shares of the Funds.

1.  SEPARATE ARRANGEMENTS

      CHANNEL/TARGET CUSTOMERS

      Class Y Shares are designed for sale to individuals, trust customers of affiliates of M&I Bank and other financial institutions, as well as customers of institutions that have entered into a sales arrangement with the Funds, who prefer to invest in open-end investment company securities sold without an initial sales load.

      SALES LOAD

      None

      DISTRIBUTION FEES
      None.

      SHAREHOLDER SERVICES FEES

     Maximum shareholder service fee: 0.25 of 1% of the average daily net asset value of the Class Y Shares. All or any portion of this fee may be waived by the shareholder servicing agent from time to time.

      MINIMUM INVESTMENTS

     The minimum initial investment in Class Y Shares is $1,000. Subsequent investments must be in amounts of at least $50.

      VOTING RIGHTS

      Each Class Y Share gives the shareholder one vote in Director elections and other matters submitted to shareholders of the entire Corporation for vote. All shares of each portfolio or class in the Funds have equal voting rights, except that only shares of a particular portfolio or class are entitled to vote in matters affecting that portfolio or class.

2.    EXPENSE ALLOCATION

      DISTRIBUTION FEES

      No Distribution Fees are allocated to Class Y Shares.

      SHAREHOLDER SERVICE FEES

      Shareholder Service Fees are allocated equally among the Class Y Shares of each Fund.

3.    CONVERSION FEATURES

      Class Y Shares are not convertible into shares of any other class.

4.    EXCHANGE FEATURES

      Class Y Shares of the Funds may be exchanged for Shares of other Funds of the Corporation pursuant to the conditions described in the appropriate prospectus.

               IN WITNESS WHEREOF, this Class Exhibit has been executed on behalf of the above-listed portfolios of the Corporation by their duly-authorized officers(s) as of the date(s) set forth below.

                                                   MARSHALL FUNDS, INC.

                                                   By:  /S/ JOSEPH S. MACHI

                                                   Title:  Vice President
                                                   Date:  December 1, 1998

EXHIBIT D

                                     to the

                               Multiple Class Plan

                              MARSHALL FUNDS, INC.

                                 CLASS A SHARES

                           Marshall Equity Income Fund
                     Marshall Large-Cap Growth & Income Fund

                           Marshall Mid-Cap Value Fund
                          Marshall Mid-Cap Growth Fund

                        Marshall International Stock Fund
                         Marshall Small-Cap Growth Fund
                         Marshal Intermediate Bond Fund
                         Marshall Government Income Fund

        This Exhibit to the Multiple Class Plan (the "Plan") is hereby adopted by the above-listed portfolios of the Corporation ("Funds") on whose behalf it is executed as of the date stated below, pursuant to Sections 2, 3, 4, and 5 of the Plan with regard to the Class A Shares of the Funds.

1.  SEPARATE ARRANGEMENTS

      CHANNEL/TARGET CUSTOMERS

      Class A Shares are designed for sale to retail customers of brokerage affiliates of M&I Bank and other authorized broker-dealers, who prefer to receive consultation services in connection with their investment in open-end investment company securities.

      SALES LOAD

      Class A Shares are sold with a maximum front-end sales load of 5.75%.

      DISTRIBUTION FEES

      0.25% of the average daily net assets of Class A Shares.

      SHAREHOLDER SERVICES FEES

     Maximum shareholder service fee: 0.25 of 1% of the average daily net asset value of the Class A Shares. All or any portion of this fee may be waived by the shareholder servicing agent from time to time.

      MINIMUM INVESTMENTS

     The minimum initial investment in Class A Shares is $1,000. Subsequent investments must be in amounts of at least $50.

      VOTING RIGHTS

      Each Class A Share gives the shareholder one vote in Director elections and other matters submitted to shareholders of the entire Corporation for vote. All shares of each portfolio or class in the Funds have equal voting rights, except that only shares of a particular portfolio or class are entitled to vote in matters affecting that portfolio or class.

2.    EXPENSE ALLOCATION

      DISTRIBUTION FEES

      Distribution Fees are allocated equally among the Class A Shares of the Fund.

      SHAREHOLDER SERVICE FEES

      Shareholder Service Fees are allocated equally among the Class A Shares of the Fund.

3.    CONVERSION FEATURES

      Class A Shares are not convertible into shares of any other class.

4.    EXCHANGE FEATURES

      Class A Shares of any portfolio may be exchanged for Shares of other Funds of the Corporation pursuant to the conditions described in the appropriate prospectus.

               IN WITNESS WHEREOF, this Class Exhibit has been executed on behalf of the above-listed portfolios of the Corporation by their duly-authorized officers(s) as of the date(s) set forth below.

                                                   MARSHALL FUNDS, INC.

                                                   By:  /S/ JOSEPH S. MACHI

                                                   Title:  Vice President
                                                   Date:  December 1, 1998